Exhibit 10.1

RESEARCH/MANUFACTURING AGREEMENT

THIS RESEARCH/MANUFACTURING AGREEMENT (“Agreement”), effective as of the last date of signature by the parties below (“Effective Date”), is by and between Schering Corporation, acting through its Schering-Plough Research Institute division, 2000 Galloping Hill Road, Kenilworth, New Jersey 07033-0539 (hereinafter “SPRI”); and Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203-5154 (together with its subsidiaries and affiliates hereinafter collectively referred to as “AMRI”).

WHEREAS, SPRI is engaged in the development of pharmaceutical products; and,

WHEREAS, AMRI is engaged in the business of providing synthetic chemical research and analysis, chemistry consulting, medicinal chemical synthesis, computational chemistry services, manufacturing of specialty chemical products, process development, cGMP synthesis, analytical method development, validation and release testing, stability studies, and related services, and undertakes such as an independent company, understanding that neither AMRI nor its employees nor agents shall be considered an employee of SPRI; nor a participant in any programs, insurance or other benefits extended to SPRI’s employees; and,

WHEREAS, AMRI hereby represents and warrants to SPRI that this undertaking does not conflict with its duties and obligations under any other agreement to which it is a party, including any agreement with any other company or institution or any policies applicable to them; and,

WHEREAS, SPRI proposes to engage AMRI for the specific purpose of providing chemical research, analysis, manufacturing of specialty chemical products or related services which AMRI may offer on a project-by-project basis.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

A.	AMRI Services:

1.
SPRI may engage AMRI to perform chemistry services, which may include consulting, chemical synthesis, chemical process research, analytical methods development, validation or release testing, and other related services (collectively, the “Services”) in connection with one or more projects (each a “Project” and collectively, the “Projects”) during the Term (as hereinafter defined) as mutually agreed by the Parties from time to time pursuant to one or more written Research Project Appendices in the form of Appendix 1 attached hereto (each a “Research Project Appendix” and collectively, the “Research Project Appendices”).  AMRI shall not commence work on any Project or provide any Services until the parties enter into a Research Project Appendix, which will set forth (i) the Services to be performed by AMRI (including deliverables to be provided to SPRI in connection therewith), (ii) the timing for the Project (including relevant deadlines and delivery dates for deliverables), (iii) the cost and payment schedule with respect to such Services, (iv) any individuals designated to have management responsibility for the Project or otherwise required to perform the Services, and (v) to the extent necessary and appropriate, additional provisions applicable to the Services to be provided pursuant to the Research Project Appendix which shall not be inconsistent with the terms of this Agreement and which are not otherwise set forth in this Agreement.  Any terms or conditions included in a Research Project Appendix other than those described in this Section A.1. shall be deemed to conflict with this Agreement and shall have no force or effect.  References in this Agreement to this “Agreement” shall be deemed to include any Research Project Appendix entered into pursuant hereto, subject to the preceding sentence.  The parties expressly agree that the terms hereof cannot be altered by course of dealings.

2.
Anything to the contrary contained in this Agreement notwithstanding, AMRI acknowledges and agrees that there is no minimum number of Projects for which SPRI is obligated to engage the services of AMRI and this Agreement shall not be construed as limiting in any way SPRI’s right to contract for any services with any other party.

3.
In no event shall this Agreement be construed as obligating SPRI to pay any amounts for Services performed under this Agreement unless (i) SPRI actually engages AMRI to perform Services pursuant to this Agreement, (ii) such engagement is evidenced by a Research Project Appendix in the form of Appendix 1 entered into pursuant to this Agreement by the parties prior to the commencement of any such engagement, and (iii) AMRI complies with the procedures set forth in Section F.2. herein.  AMRI acknowledges and agrees that verbal authorization or instructions from SPRI or any of its affiliates to commence work or Services shall not be sufficient and shall have no force or effect and that any work or Services performed by AMRI prior to execution by the parties of a Research Project Appendix for the engagement shall be at the sole risk and expense of AMRI.  The parties expressly agree that this provision cannot be altered by course of dealings.

4.
SPRI will define and the parties shall mutually agree upon the parameter of the Projects and define the time frame in which the Services are to be provided as requested.  Such Projects shall include, but not be limited to, the following:

a)
Product Development Assistance:  AMRI shall be available to SPRI to advise on design and synthesis of organic compounds, to perform process chemistry and analytical services, and/or to complete the manufacture of organic compounds, subject to mutually acceptable Research Project Appendices governing the requested projects.  Such Research Project Appendices will specify the work to be undertaken, the conditions and timing under which work is to be completed, and the amount of AMRI’s compensation.

b)
Technical Assistance:  AMRI shall be available to SPRI to perform synthetic chemical research, medicinal chemistry, process development, and process optimization studies.  The chemistry and scope of work is to be defined under mutual agreement between AMRI and SPRI.

c)
Technical Consultations:  AMRI shall be available to SPRI at such times as are requested by SPRI for technical consultations with SPRI’s Research and Development personnel via telephone.  AMRI shall be available for consultation at mutually agreed upon sites, provided that the extent of this activity will be set by mutual agreement of SPRI and AMRI.  SPRI shall reimburse AMRI for [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 01].

B.	Specific Duties of AMRI:

1.	In assuming responsibility for undertaking this Agreement, AMRI will:

a)
Perform chemistry consulting, computational services, synthetic chemical research, medicinal chemistry, process development and process optimization studies, and manufacturing of specialty chemicals for any Projects entered into.

b)	Provide technical consultation, technical assistance and product development assistance, as defined, for any Projects entered into.

c)	Develop or utilize existing analytical methods which will allow determination of the identity and quantification of the purity of any compounds delivered.

d)	Provide Services and/or compounds as expeditiously as possible.

e)	Provide to SPRI Certificates of Analysis to include, as appropriate, elemental analysis, optical rotation, HPLC analysis, NMR spectra, and an IR spectrum on any compounds provided.

f)	Perform experiments using standard and accepted good laboratory practices and current Good Manufacturing Practices, techniques, and record keeping procedures, as appropriate to each project.

g)	Interact with SPRI’s scientists as is deemed appropriate in the conduct of a fully integrated drug discovery project team effort.

h)	Interact with and communicate with SPRI, to its satisfaction, and upon all requests, regarding any Projects.

i)	Provide written research reports to SPRI describing the results and including full experimental procedures, due upon mutually agreed upon interim dates and upon the completion of individual Projects.

j)
Retain experimental records and laboratory notebooks containing experimental descriptions and data generated from this work for a period of seven (7) years.  After this time and on request by SPRI, AMRI shall provide to SPRI all experimental records and laboratory notebooks, or copies thereof, containing information from the Projects for retention in SPRI’s archives.

C.	SPRI’s Obligations: SPRI will:

1.	Provide research samples, chromatographic information, and appropriate structural characterization spectra of relevant compounds to AMRI, as agreed to by SPRI.

2.	Provide intermediates to AMRI where (and if) AMRI and SPRI mutually agree to be appropriate for project conduct and completion.

3.	Agree to pay AMRI for the Services to be performed by AMRI as set forth in Section F.2. herein and agreed upon in the applicable Research Project Appendix.

D.	Confidentiality:

1.
With respect to any and all information indicated as being or which reasonably appears to be or is marked to be confidential, including, but not limited to, chemical synthesis or process data, proprietary chemicals, preclinical and clinical data and program results, or any other information or data acquired or generated by AMRI as a result of this Agreement or from performance of the Services to be rendered hereunder (“SPRI Confidential Information”), AMRI agrees that it will not, and will not permit any of its employees, consultants, or representatives to, use said information other than for the purposes of this Agreement, it will not, and will not permit any of its employees, consultants, or representatives to, disclose any of said information to a third party except as is required pursuant to the purposes of this Agreement, and it will not, and will not permit any of its employees, consultants, or representatives to, publish or submit for publication said information without SPRI’s prior approval.  AMRI shall only disclose SPRI Confidential Information to AMRI’s employees, consultants or representatives who have entered into written confidentiality and non-use agreements with AMRI having terms substantially similar to those set forth in this Agreement.

2.
AMRI agrees to utilize all reasonable efforts to create confidentiality firewalls between different groups of its employees working on different Projects under this Agreement so that SPRI Confidential Information from one Project is not disclosed to AMRI employees working on a different Project.

3.
AMRI’s obligation with regard to confidential information, which is a Trade Secret (as defined herein) shall continue at all times from and after the date of this Agreement, and with regard to confidential information which is not a Trade Secret, shall continue for a period of five (5) years from the date of termination of this Agreement.  For purposes of this Agreement, the term “Trade Secrets” shall mean:  information including, but not limited to, technical or nontechnical data, a formula pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers which:

(i)	Derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and

(ii)	Is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

SPRI shall promptly identify the information that SPRI considers Trade Secrets in order for AMRI to perform the obligations hereunder.  If information is not designated by SPRI as a Trade Secret upon disclosure, it shall be treated by AMRI as confidential.

4.
The foregoing obligations shall not apply to information which is or lawfully becomes generally available to the public through no fault of AMRI, which is lawfully acquired from third parties who have a right to disclose such information, or which by mutual agreement is released from a confidential status.

E.	Term and Termination:

1.
This Agreement shall commence on the date first set forth above and shall terminate after three (3) years, unless earlier terminated by either party hereto (the “Term”).  The Term of this Agreement may be extended by mutual written agreement of the parties.

2.
The representations and warranties contained in this Agreement (including the recitals hereto), as well as those rights and/or obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the term hereof, including without limitation Sections D, I, and K.3. hereof, shall survive the expiration or termination of this Agreement.

3.	This Agreement may be terminated prior to the expiration of the term only under the following Conditions:

a)	By either party, if the other party materially breaches any of the covenants and agreements under this Agreement, upon thirty (30) days written notice to the other party.

b)	By SPRI, if AMRI is substantially unable to perform assigned duties hereunder whether due to sickness, disability or incapacity, or any other reason, upon thirty (30) days written notice to AMRI.

c)	By AMRI, if SPRI fails to pay fees and/or fails to reimburse AMRI for reimbursable expenses as provided in Section F.2. upon thirty (30) days written notice to SPRI.

d)	SPRI may terminate this Agreement or any Project without cause upon written notice to AMRI under the following conditions:

(i)
if SPRI desires to terminate the Agreement or any Project within thirty (30) days written notice to AMRI and wind-down any Projects, AMRI shall reduce the then current number of Full-Time Equivalents (“FTE, defined as a [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] or [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]) for such Projects at the rate of no less than [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] per month until the total number of [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]; or

(ii)
if SPRI desires to terminate the Agreement or any Project immediately upon thirty (30) days written notice to AMRI, then SPRI shall pay AMRI a [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]  that AMRI would have billed  under the reduction in Services as described in E.3.d.(i) above using the then current annual [/*[CONFIDENTIAL TREATMENT REQUESTED]*/].

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 02]

4.
If any Research Project Appendix entered into prior to the end of the Term shall have an expiration date after the last day of the Term, then nothwithstanding the end of the Term set forth in this Section E, this Agreement shall remain in full force and effect until the expiration of such Research Project Appendix and references herein to “Term” shall refer to the period ending with the expiration date of such Research Project Appendix, but only with respect to such Research Project Appendix and the Services described therein.

F.	Communications and Payments:

1.	Communications: All communications associated with this Agreement shall be by first class mail or courier, addressed to the respective parties as follows:

To AMRI:	Chief Financial Officer
Albany Molecular Research, Inc
21 Corporate Circle
Albany, New York 12203-5154

With a copy to:	Director, Contracts, Licensing & Legal Affairs
Albany Molecular Research, Inc
21 Corporate Circle
Albany, New York 12203-5154

To SPRI:	Vice President, Chemistry
Schering-Plough Research Institute
2015 Galloping Hill Road
Kenilworth, New Jersey  07033

With a copy to:	Director, Discovery Collaborations
Schering-Plough Research Institute
2015 Galloping Hill Road
Kenilworth, NJ  07033

2.
Payments:  In consideration of the Services that are performed by AMRI under this Agreement, SPRI will pay AMRI at the following [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] for work conducted pursuant to agreed upon [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]:

a)
Fees:  The [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] rate per FTE is outlined in the table below.  When the total number of FTEs employed under this Agreement triggers [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] in the applicable FTE rate below, then that [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] shall [/*[CONFIDENTIAL TREATMENT REQUESTED]*/].

Number of FTEs	[/*[CONFIDENTIAL TREATMENT REQUESTED]*/] Rate Per FTE	Estimated [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] Expenses per [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] per FTE
[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]
[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]
[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]	$[/*[CONFIDENTIAL TREATMENT REQUESTED]*/]

Payment to AMRI by SPRI shall not be later than [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] of an appropriately documented and undisputed invoice.  The above FTE rate may be adjusted [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] by a percentage that is [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] in the [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] for the [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] region from the prior year, as reported by the [/*[CONFIDENTIAL TREATMENT REQUESTED]*/].  Such [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] adjustments shall not exceed [/*[CONFIDENTIAL TREATMENT REQUESTED]*/].

b)
Reimbursed Expenses:  SPRI will reimburse AMRI for [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] reasonable and necessary expenses [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] while [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] pursuant to this Agreement and which are in accordance with SPRI’s Reimbursement Policy, a copy of which is attached hereto as Appendix 2.  AMRI shall submit signed requests with each invoice for reimbursement on AMRI’s letterhead or other identifying stationery (“Expense Reports”), accompanied by a reasonably detailed list of expenses.  [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] reimbursable expenses shall not [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] an aggregate total of [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] multiplied by the [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] working on SPRI projects without prior authorization from SPRI, such authorization shall not be unreasonably delayed or withheld.  Reasonable and necessary expenses shall include: [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] used directly in the Projects; [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], etc.); [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] used directly in the Projects; [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] used in the Projects (upon authorization by SPRI to [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]; and, [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] requested by SPRI.  AMRI will not [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], nor [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] in the normal course of performing Services.

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 03]

G.	Assignment:

Neither party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party, except that either party may assign this Agreement to an affiliate without such prior consent.

H.	Entire Agreement:

1.	This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

2.	No change or modification of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of AMRI and SPRI.

I.	Project Ownership and Retention of Records:

1.
Subject to SPRI satisfying its obligations under C.3. and F.2., all [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] of any kind and [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] supplied to AMRI from SPRI or [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] the Services performed hereunder shall be the sole and exclusive property of SPRI.  Any [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], whether [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] or not that may [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] above described or [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] shall be the sole and exclusive property of SPRI, and AMRI agrees to assign or cause to be assigned all rights thereto to SPRI.  AMRI and its employees agree to cooperate with SPRI in taking all steps which SPRI believes reasonably necessary or desirable to secure its rights on this property at SPRI’s cost.  In consideration of the foregoing, SPRI agrees to grant to AMRI [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] to practice any [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] solely generated by AMRI that are specifically directed to AMRI’s [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], to the extent such technology has [/*[CONFIDENTIAL TREATMENT REQUESTED]*/]; provided, however, that such use by AMRI under this [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] shall not [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] any program or product [/*[CONFIDENTIAL TREATMENT REQUESTED]*/].

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 04]

2.
During the term of this Agreement, AMRI shall maintain all written materials and all other data obtained or generated by AMRI in the course of providing the Services performed under this Agreement in a secure area reasonably protected from fire, theft and destruction.  At the expiration or termination of this Agreement, all written materials and other data and information obtained or generated by AMRI in the course of providing the Services will be retained by AMRI in accordance with Section B.1.j or, at SPRI’s option, be (a) delivered to SPRI or its designee in such form as is then currently in the possession of AMRI, (b) retained by AMRI for SPRI for a period of time mutually agreed upon by the parties, or (c) disposed of, at the direction and written request of SPRI, unless such materials are otherwise required to be stored or maintained by AMRI as a matter of law or regulation.

J.	Safety and Environmental:

In carrying out its responsibilities under this Agreement, AMRI agrees to assure that the Services are conducted in compliance with any applicable SPRI protocols and/or specifications of which AMRI is reasonably advised in a timely manner and in compliance with all applicable laws, rules, and regulations, including, but not limited to, the U.S. Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto.  Also included is compliance with all relevant environmental regulations in force at the U.S. Federal, State, and Local levels.

K.	Miscellaneous:

1.
AMRI represents and warrants that it will render the Services hereunder in accordance with prevailing high professional standards and will make all reasonable efforts to produce consistently high levels of accuracy and expertise and to meet timetables set forth under this Agreement for completion of Services.  AMRI further represents and warrants that personnel assigned to perform Services under this Agreement shall have the skills necessary to efficiently perform such Services and shall produce chemicals, data, and/or reports, as the case may be, in a form and of a quality suitable to SPRI and that for each group of five (5) AMRI employees providing Services hereunder, at least two (2) employees shall have a doctorate degree in the chemistry field.

2.
AMRI will endeavor with all reasonable effort to conform to its obligations identified herein.  Although no delays or limits beyond AMRI’s reasonable control in performing any Projects are expected, if such delays or limits are encountered, AMRI will promptly notify SPRI accordingly and AMRI shall use all reasonable efforts to eliminate or minimize such delays or limits.  SPRI agrees to accommodate any reasonable change in timetables as a result of such delays that AMRI cannot reasonably eliminate or minimize, provided the Projects have been proceeding to SPRI’s satisfaction.

3.
AMRI will further permit SPRI to audit AMRI’s relevant, non-financial records during and after the term of this Agreement, but not more than once per calendar year, solely to permit SPRI to confirm that the Services are or have been performed in compliance with applicable laws and regulations.

4.	AMRI is an independent company and nothing in this Agreement shall be construed to create a partnership, joint venture, or employment relationship between the parties.

5.
AMRI, on behalf of itself and its employees, agents, subcontractors, and affiliates agrees not to use the name of SPRI or any of its employees, agents, affiliates, or subsidiaries, or reference any of their products, in any publicity, advertising, or other publication without SPRI’s prior written approval.

6.	If any provision hereof shall be determined to be invalid or unenforceable, such determination shall not affect the validity of the other provisions of this Agreement.

7.	This Agreement shall be governed in accordance with the laws of the State of New York.

8.
Waiver by either party or the failure by either party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

9.
[/*[CONFIDENTIAL TREATMENT REQUESTED]*/] agrees to assume the liability for injury or damage caused by [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] provided by [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], provided such [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] is not caused by [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], intentional activity, or failure to meet required specifications or breach of any applicable federal, state, or local law.  [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] to indemnify, defend, and hold harmless [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] from any and all liability arising out of such [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] assessed against it.  [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] agrees to assume the liability for [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] caused by its [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], provided such [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] is not caused by [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], intentional activity, or failure to meet required specifications or breach of any applicable federal, state, or local law.  [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] agrees to indemnify, defend and hold harmless [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] from any and all liability arising out of said [/*[CONFIDENTIAL TREATMENT REQUESTED]*/], including but not limited to [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] assessed against it.

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 05]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Albany Molecular Research, Inc.		SCHERING CORPORATION,
acting through its Schering-Plough
Research Institute division

By:	/s/ Eric W. Smart	By:	/s/ Cecil B. Pickett
an authorized representative of
Schering-Plough Research Institute

Name:	Eric W. Smart	Name:	Cecil B. Pickett, Ph.D.

Title:	VP Business Development	Title:	President, SPRI

Date:	January 10, 2006	Date:	January 13, 2006

APPENDIX 1

FORM OF RESEARCH PROJECT APPENDIX

This Research Project Appendix is entered into by Schering Corporation, acting through its Schering-Plough Research Institute division (“SPRI”) and Albany Molecular Research, Inc. (“AMRI”) as of the Effective Date of the Agreement (defined below).  This Research Project Appendix is entered into pursuant to and is subject to the terms of  that certain Research/Manufacturing Agreement dated _____________ (the “Agreement”) by and between SPRI and AMRI.

This Research Project Appendix sets forth the Services to be performed by AMRI (including deliverables to be provided to SPRI in connection therewith), the timing for the Project, the cost and payment schedule, and any individuals designated to have management responsibility for the Project or otherwise required to perform the Services.  NO TERM, CONDITION OR OTHER PROVISION OF THIS RESEARCH PROJECT APPENDIX (INCLUDING ANY ATTACHMENTS) SHALL SUPERSEDE ANY TERM, CONDITION OR OTHER PROVISION OF THE AGREEMENT, AND WITH RESPECT TO ANY INCONSISTENCY, CONFLICT OR AMBIGUITY, THE AGREEMENT, INCLUDING APPENDIX 2, SHALL CONTROL.  ANY PROVISION OF THIS RESEARCH PROJECT APPENDIX (INCLUDING ANY ATTACHMENTS) WHICH CONFLICTS WITH ANY TERM OF THE AGREEMENT IS VOID AND OF NO FORCE OR EFFECT WHATSOEVER, NOTWITHSTANDING THAT THIS RESEARCH PROJECT APPENDIX MAY BE EXECUTED AND DELIVERED AFTER THE EXECUTION AND DELIVERY OF THE AGREEMENT.  Subject to the foregoing, this Research Project Appendix is incorporated into the Agreement and expressly made a part thereof.

All initially capitalized terms used in this Appendix but not defined in this Appendix shall have the meanings given in the Agreement.

Purpose:
AMRI will provide up [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] Full-Time Equivalent (“FTE”) scientists (to the extent requested by SPRI) for medicinal chemistry services and synthesis services of compounds as described below or as may be amended from time to time in subsequent writings signed by both parties.  A detailed description of the Project and Services is set forth in Attachment 1, which is incorporated herein by reference.

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 06]

Term:	Appendix 1 is in effect beginning on the Effective Date of the Agreement and continues in effect until December 31, 2006 or earlier terminated by either party pursuant to Article E of the Agreement.

Additional FTE scientists or the use of other part-time support, such as computational services or non-routine analytical services shall be subject to separate written agreement.

AMRI personnel resources:

AMRI shall make available FTE scientists as follows:

[/*[CONFIDENTIAL TREATMENT REQUESTED]*/] FTEs [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] on the Effective Date of the Agreement.

[/*[CONFIDENTIAL TREATMENT REQUESTED]*/] FTEs on or about February 1, 2006.

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 07]

I.	AMRI FTE Assignments and Deliverables

A.	AMRI shall prepare compounds for biological screening and other compounds, scaffolds, and reference compounds as SPRI directs AMRI during the term of this Research Project Appendix.

B.
AMRI shall provide Certificates of Analysis for all compounds, including at least one proton NMR, mass spectrum, and other characterization as may be required and mutually agreed to by the parties. AMRI shall conduct analyses on the compounds pursuant to A) above utilizing appropriate chromatographic and spectroscopic techniques.

C.	AMRI shall prepare written reports on a periodic basis to SPRI detailing the progress of the research hereunder.

II.	SPRI Resources and Materials

SPRI shall provide to AMRI compound formulae, samples, synthetic methodology, spectral data, and literature references as SPRI deems appropriate and if available.  SPRI further reserves the right to supply AMRI with raw materials and reagents.

III.	Invoicing and Payment

AMRI shall invoice SPRI [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] for [/*[CONFIDENTIAL TREATMENT REQUESTED]*/] devoted to this Project at the rate specified in Section F.2.a of the Agreement, and SPRI shall pay each invoice as provided for pursuant to Section F.2 of the Agreement.

[CONFIDENTIAL TREATMENT REQUESTED BY AMRI – 08]

All terms and conditions of the Agreement shall remain in full force and effect.

NO WORK SHALL BE PERFORMED HEREUNDER UNTIL BOTH PARTIES HAVE EXECUTED THIS RESEARCH PROJECT APPENDIX.  VERBAL AUTHORIZATION AND/OR INSTRUCTIONS TO COMMENCE WORK (INCLUDING ANY SERVICES) SHALL BE OF NO EFFECT, AND ANY WORK OR SERVICES PERFORMED BY AMRI PRIOR TO EXECUTION OF THIS RESEARCH PROJECT APPENDIX BY BOTH PARTIES SHALL BE AT AMRI’S SOLE RISK AND EXPENSE.

In Witness Whereof, the parties have duly executed and delivered to each other this Appendix 1.

Albany Molecular Research, Inc.		SCHERING CORPORATION,
acting through its Schering-Plough
Research Institute division

By:	/s/ Eric W. Smart	By:	/s/ Cecil B. Pickett
an authorized representative of
Schering-Plough Research Institute

Name:	Eric W. Smart	Name:	Cecil B. Pickett, Ph.D.

Title:	VP Business Development	Title:	President, SPRI

Date:	January 10, 2006	Date:	January 13, 2006

APPENDIX 2

REIMBURSEMENT POLICY

In accordance with SPRI’s standard policies and procedures, the following are types of expenses for which SPRI will not reimburse, unless expressly agreed to in a prior writing by the parties:

-	Commuting expenses to and/or from your place of business or residence (excluding transportation costs to and/or from the airport for SPRI-requested business)

-	Add-on costs with respect to outside services, including but not limited to mark-up for the work product of outside professionals, including but not limited to freelancers

-
Meals (except during travel periods in connection with the services rendered to SPRI).  For this exception, reasonableness shall be measured at US rates of $50 for dinner and $25 each for breakfast and lunch, tax and tip included in all cases

-	Administrative and/or overhead percentages

-	Agency presentations for new business

-	Business-class air travel. Business-class air travel is only reimbursable if approved in writing in advance by the area Vice President

The following types of expenses are not reimbursable:

-	First-class air travel

-	Mark-up on any out-of-pocket expenses

-	Travel time

-	Gifts to SPRI’s employees

-	Entertainment of SPRI’s employees

This list sets forth the major items for which SPRI will not reimburse you and is meant to be merely illustrative and not exhaustive. All your expenses shall be reviewed with respect to the reasonableness of such expenses.